DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made as of January 1st, 1997, by and between First Omaha Funds, Inc., a Nebraska corporation ("First Omaha Funds") and Sunstone Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

                             W I T N E S S E T H :

     WHEREAS, First Omaha Funds is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and is authorized to issue shares of common stock ("Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, First Omaha Funds and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the Shares of First Omaha Funds representing the investment portfolios listed on Schedule A hereto and any additional investment portfolios First Omaha Funds and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment of the Distributor.

     First Omaha Funds hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.

2.   Services as Distributor.

     2.1(a)    Distributor will act as agent for the distribution of Shares in accordance with the instructions of First Omaha Funds' Board of Directors and the registration statement and prospectus then in effect with respect to the Funds under the Securities Act of 1933, as amended (the "1933 Act"), and will transmit promptly any orders received for the purchase or redemption of Shares either directly to the transfer agent for the Funds or to any qualified broker/dealer for transmittal to said agent.

     2.1(b)    Distributor, at its own expense, shall finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. Distributor may enter into servicing and/or selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and if it so chooses Distributor will act only on its own behalf as principal. The Distributor shall not be obligated to sell any number of Shares of any Fund. All advertising and sales literature relating to the Funds shall be filed with the NASD as required by the NASD's Rules of Fair Practice.

     2.1(c)    All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per share (the "offering price") equal to (a) their net asset value (determined in the manner set forth in First Omaha Funds' then current prospectus) plus (b) the applicable sales charge, if any, determined as set forth in the then current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions by Distributor to broker/dealers and other persons shall be set forth in either the selling agreements between Distributor and such broker/dealers and persons or, if such concessions are described in First Omaha Funds' then current prospectus, shall be as so set forth. No broker/dealer or other person who enters into a selling agreement with Distributor shall be authorized to act as agent for First Omaha Funds in connection with the offering or sale of Shares to the public or otherwise.

     2.1(d)    If any Shares sold by First Omaha Funds are redeemed or
repurchased by First Omaha Funds or by Distributor as agent and are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, Distributor shall forfeit the amount above the net asset value received by it in respect of such Shares, if any, provided that the portion, if any, of such amount re-allowed by Distributor to broker/dealers or other persons shall be repayable to First Omaha Funds only to the extent recovered by Distributor from the broker/dealer or other person concerned. Distributor shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by First Omaha Funds or by Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.


     2.2 Distributor shall act as distributor of the Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "Commission") or any securities association registered under the 1934 Act.


     2.3 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, First Omaha Funds' officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and First Omaha Funds shall advise Distributor promptly of such determination.

3.   Duties and Representations of First Omaha Funds.

     3.1 First Omaha Funds shall take all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by First Omaha Funds hereunder.

     3.2 First Omaha Funds shall qualify and maintain the qualification of an appropriate number of Shares and execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of First Omaha Funds' officers in connection with the qualification of the Shares for sale in such states as Distributor and First Omaha Funds may approve, and First Omaha Funds shall pay all expenses which may be incurred in connection with such qualification. Distributor shall pay all expenses connected with its own qualification as a broker under State or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by Distributor in connection with the sale by Distributor of Shares as contemplated in this Agreement.

     3.3 First Omaha Funds shall furnish Distributor from time to time, for use in connection with the sale of Shares, such information with respect to First Omaha Funds and the Shares as Distributor may reasonably request, and First Omaha Funds warrants that the statements contained in any such information shall be true and correct. First Omaha Funds shall also furnish Distributor upon request with: (a) annual audited reports of First Omaha Funds' books and accounts with respect to each of the Funds, made by independent public accountants regularly retained by First Omaha Funds, (b) semi-annual reports with respect to each of the Funds prepared by or on behalf of First Omaha Funds, and (c) from time to time such additional information regarding First Omaha Funds' financial condition as Distributor may reasonably request.

     3.4 First Omaha Funds represents to Distributor that all registration statements and prospectuses filed by First Omaha Funds with the Commission under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been filed with said Commission. First Omaha Funds represents and warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act, and the rules and regulations of the Commission; that all statements of fact contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. First Omaha Funds agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading. If First Omaha Funds shall not propose an amendment or amendments and/or supplement or supplements within fifteen days after receipt by First Omaha Funds of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. First Omaha Funds shall give Distributor notice within a reasonable period of time prior to the filing of any amendment to the registration statement or supplement to any prospectus; provided, however, that nothing contained in this Agreement shall in any way limit First Omaha Funds' right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as First Omaha Funds may deem advisable, such right being in all respects absolute and unconditional.

     3.5 First Omaha Funds represents that it is registered as an open-end management investment company under the 1940 Act and that it shall comply with all applicable laws, rules and regulations including the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.

     3.6  First Omaha Funds agrees to advise Distributor promptly in writing:

(a) of any request by the Commission for amendments to the registration statement or prospectus then in effect;

(b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

(c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

(d) of all actions of the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.

4.   Indemnification.

     4.1(a)    First Omaha Funds authorizes Distributor to use any prospectus, in the form furnished to Distributor from time to time, in connection with the sale of Shares. First Omaha Funds shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any counsel fees incurred in connection therewith) which Distributor, each of its present and former directors, members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, as from time to time amended or supplemented, or an annual or interim report to shareholders, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that First Omaha Funds' obligation to indemnify Distributor and any of the foregoing indemnities, shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, prospectus, or annual or interim report in reliance upon and in conformity with information furnished to First Omaha Funds or its counsel by Distributor for the purpose of, and used in, the preparation thereof; and provided further that First Omaha Funds' agreement to indemnify Distributor and any of the foregoing indemnities shall not be deemed to cover any liability to First Omaha Funds or its shareholders to which Distributor would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. First Omaha Funds' agreement to indemnify the Distributor, and each of its present or former directors, members, officers, employees, representatives or any controlling person, as the case may be, with respect to any action, is expressly conditioned upon First Omaha Funds being notified of such action brought against Distributor, or each of its present or former directors, members, officers, employees, representatives or any such controlling person, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, such notification to be given by letter or by telegram addressed to First Omaha Funds' Chairman, but the failure so to notify First Omaha Funds of any such action shall not relieve First Omaha Funds from any liability which First Omaha Funds may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of First Omaha Funds' indemnity agreement contained in this paragraph 4.1(a).

     4.1(b)    First Omaha Funds shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if First Omaha Funds elects to assume the defense, such defense shall be conducted by counsel chosen by First Omaha Funds and approved by the Distributor, which approval shall not be unreasonably withheld. In the event First Omaha Funds elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If First Omaha Funds does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by First Omaha Funds, First Omaha Funds will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. First Omaha Funds' indemnification agreement contained in this paragraph 4.1 and First Omaha Funds' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former directors, members, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former directors, members, officers, employees or representatives or to the benefit of any controlling persons and their successors. First Omaha Funds agrees promptly to notify Distributor of the commencement of any litigation or proceedings against First Omaha Funds or any of its officers or directors in connection with the issue and sale of any of the Shares.

     4.2 Distributor shall indemnify, defend and hold First Omaha Funds, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled First Omaha Funds within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any counsel fees incurred in connection therewith) which First Omaha Funds, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in First Omaha Funds' registration statement or any prospectus, as from time to time amended or supplemented, or annual or interim report to shareholders or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information furnished to First Omaha Funds or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. Distributor's agreement to indemnify First Omaha Funds and any of the foregoing indemnities shall not be deemed to cover any liability to Distributor to which First Omaha Funds would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Distributor's Agreement to indemnify First Omaha Funds, its present or former directors, officers, employees, representatives, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor's being notified of any action brought against First Omaha Funds, its present or former directors, officers, employees, representatives, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon First Omaha Funds or such person, but the failure so to notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 4.2. In case any action shall be brought against First Omaha Funds, and each of its present or former directors, officers, employees, representatives, or controlling persons, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to First Omaha Funds, and First Omaha Funds and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of paragraph 4.1(b).

5.   Offering of Shares.

     5.1 No Shares shall be offered by either Distributor or First Omaha Funds under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by First Omaha Funds if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 5.1 shall in any way restrict or have an application to or bearing upon First Omaha Funds' obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Articles of Incorporation.

6.   Term.

     6.1 This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date set forth on Schedule A and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until April 10, 1997. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) First Omaha Funds' Board of Directors or (ii) the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by a majority of First Omaha Funds' Directors who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     6.2 This Agreement may be terminated without penalty with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) on not less than sixty
(60) days' written notice, by First Omaha Funds' Directors, by vote of a majority (as defined with respect to voting securities in the 1940 Act) of the outstanding voting securities of the Fund, or by Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and First Omaha Funds. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

7.   Miscellaneous.

     7.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. First Omaha Funds recognizes that from time to time directors, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other corporations or trusts (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting or other agreements with other corporations or trusts.

     7.2 Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of First Omaha Funds all records and other information relative to the Funds and prior, present or potential shareholders of the Funds (and clients of said shareholders), and not to use such records and information for any purpose other than performance of Distributor's responsibilities and duties hereunder, except after prior notification to and approval in writing by First Omaha Funds, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by First Omaha Funds.

     7.3 This Agreement shall be governed by Wisconsin law. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.4 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when hand delivered or sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to Sunstone Distribution Services, LLC, 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin, 53202, Attention: Miriam M. Allison, and notice to First Omaha Funds shall be sent to First Omaha Funds, Inc., One First National Center, Omaha, Nebraska, 68102-1596, Attention: Marc M. Diehl; with a copy to Cline, Williams, Wright, Johnson & Oldfather, 1900 FirsTier Bank Building, Lincoln, Nebraska, 68508-2095, Attention: Donald F. Burt.

     7.5 This Agreement is executed by or on behalf of First Omaha Funds with respect to each of the Funds and the obligations hereunder are not binding upon any of the Directors, officers or shareholders of First Omaha Funds individually but are binding only upon the Funds to which such obligations pertain and the assets and property of such Funds. First Omaha Funds' Articles of Incorporation is on file with the Secretary of State of Nebraska.

     7.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


     FIRST OMAHA FUNDS
     ("First Omaha Funds")

     By:  /s/ David P. Greer
         --------------------------------------
          David P. Greer, President



     SUNSTONE DISTRIBUTION SERVICES, LLC
     ("Distributor")


     By:  /s/ Miriam M. Allison
         --------------------------------------
     Miriam M. Allison, President




                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                            FIRST OMAHA FUNDS, INC.
                                      AND
                      SUNSTONE DISTRIBUTION SERVICES, LLC


                                January 1, 1997


Name of Fund                            Effective Date
U.S. Government Obligations Fund        January 1, 1997
Equity Fund                             January 1, 1997
Short/Intermediate Fixed Income Fund    January 1, 1997
Fixed Income Fund                       January 1, 1997
Small Cap Value Fund                    January 1, 1997
Balanced Fund                           January 1, 1997